LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING
OBLIGATIONS


Know all by these presents, that the undersigned hereby constitutes and appoints each of Andrew V.
Tran, Jonathan R. Zimmerman and Lauren M. Graff, or either of them acting singly and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a benefical owner of more than 5% of the common stock of Talon Real Estate
Holding Corp. (the "Company"), Forms 3, 4 and 5 and
Schedules 13 D and G (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or
Schedule 13 D or G, complete and execute any amendments thereto, and timely file such forms with the U.S. Securities and Exchange Commission (the "SEC") and any securities exchange or similar authority, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms
3, 4 and 5 and Schedules 13 D and G electronically with the SEC; and

(3) take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited
Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereon ("Prior
Powers of Attorney"), and the authority of the attorneys-in-fact name in any Prior Powers of Attorney is hereby revoked.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 and Schedules 13 D and G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

Nothwithstanding the foregoing, if any such attorney-in-fact hereafter ceases to be at least one of the following: (i) a partner of Faegre Baker Daniels LLP, or
(ii) an employee of Faegre Baker Daniels LLP, this
Limited Power of Attorney shall be automatically revoked solely as to such individual, immediately upon such cessation, without any further action on the part of the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Limited
Power of Attorney as of this 31st day of May, 2013


Signed and acknowledged:


/s/ Brenda Kaminski, Chief Manager of First Tracks LLC